SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Nobility Homes, Inc.
                (Name of Registrant as Specified in its Charter)
             -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)   Title of each class of securities to which transaction applies:
2)   Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)   Proposed maximum aggregate value of transaction:
5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date if its filing.

1)   Amount Previously Paid:
2)   Form, Schedule or Registration Statement No.:
3)   Filing Party:
4)   Date Filed:

                              NOBILITY HOMES, INC.



                           Notice and Proxy Statement
                           --------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 26, 1999

TO THE HOLDERS OF COMMON STOCK:

         PLEASE TAKE NOTICE that the Annual Meeting of the Shareholders of NOBILITY HOMES, INC. (the "Company") will be held on Friday, the 26th day of February, 1999, at 10:00 A.M. local time, at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida.

         The meeting will be held for the following purposes:

         1.   To elect a board of five directors.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         To be sure that your shares will be represented at the meeting, please date, sign and return your proxy, even if you plan to attend in person. A form of proxy and a self-addressed, postage prepaid envelope are enclosed. If you do attend the meeting, you may withdraw your proxy and vote in person.

                               By Order of the Board of Directors,
                               Jean Etheredge, Secretary

DATED:  February 9, 1999

                              NOBILITY HOMES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 26, 1999

         This proxy material and the enclosed form of proxy are being sent to the shareholders of Nobility Homes, Inc. on or about February 9, 1999 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of the shareholders of the Company. The meeting will be held at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida, at 10:00 A.M., local time, on Friday, February 26, 1999.

         If the enclosed form of proxy is executed and returned, it may never-theless be revoked at any time, insofar as it has not been exercised, by delivering a later dated proxy or written notice of revocation to the Secretary of the meeting or by attendance at the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of each director. Unless otherwise indicated, the shares repre-sented by the proxy will be voted "for" the election of each director nominated by the Board of Directors. Directors will be elected by a plurality of the votes cast by shares entitled to vote at the meeting.

         Shareholders of record at the close of business on January 15, 1999, will be entitled to vote. Each share of common stock is entitled to one vote on any matter to come before the meeting. As of January 15, 1999, the Company had outstanding and entitled to vote 4,862,276 shares of common stock. Share information has been adjusted to reflect the 10% stock dividend payable on February 19, 1999 to shareholders of record on January 15, 1999.

         The complete mailing address of the principal office of the Company is P.O. Box 1659, Ocala, Florida 34478.

                  PRINCIPAL HOLDERS OF COMPANY'S COMMON SHARES


         The following table sets forth, as of January 15, 1999, certain information as to the $.10 par value common stock of the Company owned beneficially, directly or indirectly, by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding voting securities, by each executive officer named in the Summary Compensation table set forth elsewhere herein and by all directors and executive officers as a group:

         Name and Address                          Number of Common
      of Beneficial Owner(1)                 Shares Beneficially Owned(2)             Percent of Class
      ----------------------                 ----------------------------             ----------------

      Terry E. Trexler(3)                             2,182,575(4)                           44.9%
      3741 S.W. 7th Street
      Ocala, Florida 34474

      Thomas W. Trexler(5)                              380,702(6)                            7.8%
      3741 S.W. 7th Street
      Ocala, Florida 34474

      Directors and                                   2,617,581(4)(7)                        53.8%
      Executive Officers
      (8 persons)


--------------------

(1) Information contained in this table is based upon information furnished by the persons indicated.

(2) Unless otherwise noted, all shares are owned directly with sole voting and dispositive power. Amounts shown have been adjusted to reflect the 10% stock dividend payable on February 19, 1999 to shareholders of record on January 15, 1999.

(3) Mr. Terry Trexler is President and Chairman of the Board of the Company. Additional information is contained under "Nomination and Election of Directors."

(4) Excludes 42,112 common shares held in trust for the benefit of one of Mr. Trexler's children over which Mr. Trexler disclaims beneficial ownership. Includes 2,040 shares held in trust for the benefit of Mr. Trexler's grandchild.

(5) Mr. Thomas Trexler is Executive Vice President and a director of the Company. Additional information is contained under "Nomination and Election of Directors."

(6) Includes 44,000 shares subject to presently exercisable options but excludes 66,000 shares subject to options which are not presently exercisable.

(7) Excludes shares subject to options held by executive officers which are not presently exercisable.


                      NOMINATION AND ELECTION OF DIRECTORS

         At the meeting, a Board of five directors will be elected to serve for one year and until the election and qualification of their successors. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the following persons who have been designated by the Company's Board of Directors as nominees.

         The bylaws of the Company provide for not less than one nor more than ten directors. The Board of Directors has determined that five directors are appropriate for the present time. Accordingly, proxies cannot be voted for more than five nominees.

         Each nominee has consented to being named as such in this proxy statement, and is at present available for election. Each nominee is a member of the Board, having been elected as such at the last annual meeting of the shareholders.

         If any nominee should become unavailable, the persons voting the accompanying proxy may, in their discretion, vote for a substitute. Additional information concerning the nominees, based on data furnished by them, is set forth below.

         The Board of Directors of the Company recommends a vote "for" the election of each of the following nominees. Proxies solicited by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.


                                                                                                    Shares of Common
                                                                                  Year First       Stock Beneficially
                              Principal Occupation or Employment; Certain           Became            Owned as of
        Name (Age)                        Other Directorships                      Director      January 15, 1999(1)(2)
-----------------------------------------------------------------------------------------------------------------------

     Terry E. Trexler         Chairman of the Board and President of the             1967             2,182,575(3)
           (59)               Company for more than five years; Mr.
                              Trexler is also President of TLT, Inc.

     Thomas W. Trexler        Executive Vice President and Chief                     1993               380,702(4)
           (35)               Financial Officer of the Company since
                              December 1994;  President of Prestige Home
                              Centers, Inc. since June 1995; Director of
                              Prestige since 1993 and Vice President from
                              1991 to June 1995; President of Prestige
                              Insurance Services, Inc. since August 1992;
                              Vice President of TLT, Inc. since September
                              1991

    Richard C. Barberie       Vice President of Purchasing of the Company            1975                   825
           (60)               from December 1994 until his retirement in
                              June 1995; Executive Vice President of the Company
                              for more than five years prior to December 1994

    Robert P. Holliday        President of Chariot Eagle, Inc. (which is             1996                 4,935
           (60)               engaged in the manufactured home business)
                              since 1984 and President of Chariot
                              Eagle-West, Inc. since 1995

    Robert P. Saltsman        Attorney in private practice since 1983;               1988                 4,537
           (45)               prior to 1983 Mr. Saltsman was employed as a
                              C.P.A. by Arthur Andersen & Co. in Orlando,
                              Florida


------------------------------------------
(1) Information contained in this table is based upon information furnished by the persons indicated.

(2) Unless otherwise noted, all shares are owned directly with sole voting and dispositive power. Amounts shown have been adjusted to reflect the 10% stock dividend payable on February 19, 1999 to shareholders of record on January 15, 1999.

(3) Excludes 42,112 common shares held in trust for the benefit of one of Terry E. Trexler's children over which Mr. Trexler disclaims beneficial ownership. Includes 2,040 shares held in trust for the benefit of Mr. Trexler's grandchild.

(4) Includes 44,000 shares subject to presently exercisable options but excludes 66,000 shares subject to options which are not presently exercisable.

         Except as specifically noted in the table above, all of the nominees named above have been employed in the capacities indicated for more than five years. Terry E. Trexler is the father of Thomas W. Trexler.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act, a Form 4 reporting the acquisition or disposition of Company securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the 10th day after the end of the month in which the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company's fiscal year. Through inadvertence, the following persons made late filings:

In July, 1998, Jean Etheredge, Secretary of the Company, purchased Company common stock in an open market transaction which should have been reported on Form 5 on or before December 15, 1998. Ms. Etheredge made a late Form 5 filing. Mr. Robert P. Saltsman, a director of the Company, filed a late Form 5 reporting a disposition in September, 1998 which should have been reported on Form 4 in October, 1998, and reporting a gift made in October, 1998.


                        BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended October 31, 1998, the Board of Directors of the Company held four regular meetings and two special meetings. All directors of the Company attended at least 75% of the aggregate total meetings of the Board of Directors and committees of the Board on which they served.

         The Company presently has two standing committees of its Board of Directors, an Audit Committee and a Salary Review Committee. The Company has no standing nominating committee of the Board.

         The Company's Audit Committee, which during fiscal 1998 was comprised of Messrs. Robert Saltsman, Robert Holliday and Terry Trexler, reviews the internal controls of the Company and the objectivity of its financial reporting. It meets with the Company's independent public accountants in connection with these reviews. The Audit Committee also recommends to the Board of Directors the appointment of the independent certified public accountants. The Audit Committee met once during fiscal 1998.

         The Salary Review Committee is presently comprised of Messrs. Terry Trexler, Robert Holliday and Robert Saltsman. The Salary Review Committee meets each quarter and recommends to the Board of Directors the salaries and bonuses, if any, to be paid to the officers of the Company. The Salary Review Committee met four times during fiscal year 1998.

         Directors who are not employees of the Company are paid quarterly fees of $1,250.


                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and its Executive Vice President, the only other executive officer who had total salary and bonus exceeding $100,000 during the fiscal year ended October 31, 1998. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any executive officers during the years indicated.


                                                SUMMARY COMPENSATION TABLE


                                                                                  Long Term
                                               Annual Compensation              Compensation
                                               -------------------                 Awards
                                                                                 Securities
       Name & Principal          Year                                            Underlying             All Other
           Position              Ended          Salary        Bonus             Options/SAR's          Compensation
           --------              -----          ------        -----             -------------          ------------

Terry E. Trexler                10/31/98       $93,500(1)    $97,050                ----                $37,075(2)
President and                   11/01/97       $93,500       $93,200                ----                $37,075(2)
Chairman of the                 11/02/96       $93,500       $53,000                ----                $37,075(2)
Board

Thomas W. Trexler               10/31/98       $72,150       $70,000                ----                 $ 555(3)
Executive Vice                  11/01/97       $72,150       $70,000                ----                 $ 558(3)
President                       11/02/96       $74,593       $41,200               100,000               $ 558(3)


----------------

(1)  Includes $3,850 earned in 1998 but deferred at Mr. Trexler's election.

(2) Consists of (a) a $17,100 premium paid by the Company on a life insurance policy, and (b) $19,975 in premiums paid by the Company on two split dollar life insurance policies. The proceeds of the first policy will be paid to Mr. Trexler's designated beneficiaries in the event of his death, but in the case of the two split dollar policies, the premiums paid by the Company will be repaid to the Company out of the policy proceeds, and the remainder of the proceeds will be paid to Mr. Trexler's designated beneficiaries.

(3) Consists of a premium paid by the Company on a split dollar life insurance policy. In the event of Mr. Trexler's death, the premiums paid by the Company will be repaid to the Company out of the policy proceeds, and the remainder of the proceeds will be paid to Mr. Trexler's designated beneficiaries.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's Salary Review Committee (the "Compensation Committee") consists of Messrs. Terry Trexler, Robert Holliday and Robert Saltsman. The Company's executive compensation policy seeks to fairly compensate executives for their performances and contributions to the Company and to provide incentives that will attract and retain key employees. Compensation of executive officers for fiscal 1998 performance generally consisted of a base salary and profit bonuses tied to the performance of the Company.

         Base salaries and profit bonuses historically have been reviewed and adjusted from time to time based primarily on a non-quantitative assessment of factors such as an individual's performance, contributions, changes in job content and responsibilities and the Company's performance and economic conditions. The Compensation Committee reviewed and approved increases in the base salary and the profit bonuses provided to executive officers in fiscal 1998. In doing so the Compensation Committee considered (i) the Company's financial results for fiscal 1997 and the continued improvement in the financial condition of the Company and (ii) certain non-quantitative factors, with emphasis on the qualitative performance of the Company's executives. It is an objective of the Compensation Committee to maintain base salaries that are reflective of the individual executive's experience and responsibility level, and that are competitive with the salary levels of executives at other companies engaged in the same or similar line of business with revenues in a range comparable to those of the Company.

         The base salary of the Chairman, President and Chief Executive Officer (the "CEO") has remained unchanged at his request for the past six years. His bonuses are tied directly to the net profit before income taxes of the overall Company and are approved on a quarterly basis by the Compensation Committee. It is the Committee's belief that the CEO is undercompensated compared to the compensation paid to chief executive officers by other companies in the industry of similar size and performance. However, it is the CEO's desire to maintain his compensation in its present range, with a major incentive for his performance taking the form of increases in the value of his substantial stock ownership in the Company.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. Because non-exempt options and other forms of compensation to the Company's officers are not expected to be anywhere near $1 million, the Compensation Committee does not presently have a policy regarding whether it would authorize compensation that would not be deductible for the Company for federal income tax purposes by reason of Section 162(m).

                                      Robert P. Saltsman
                                      Terry E. Trexler
                                      Robert P. Holliday


                         SHAREHOLDER RETURN PERFORMANCE

         The following graph compares the Company's cumulative total shareholder return on its common stock from October 30, 1993 to October 31, 1998 with the cumulative total return of a peer issuer group selected by the Company, the MG Group Index and the Nasdaq Market Index.

                                     [graph]


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

-------------------------------------------------------------------------------

                                            1994          1995           1996           1997          1998

Nobility Homes, Inc.                       101.80        193.75         435.50         365.37        663.98
Company Selected Peer Issuers(1)            97.06        136.57         167.77         173.43        165.65
Industry Index(2)                           95.03        149.26         178.94         182.69        162.56
Nasdaq Market Index                        106.32        126.11         148.10         194.09        219.46


----------------

(1) The Company has selected the following peer issuer group for comparison purposes:

         American Homestar Corp.                   Liberty Homes, Inc. CL A
         Cavalier Homes, Inc.                      Oakwood Homes Corp.
         Champion Enterprises, Inc.                Palm Harbor Homes, Inc.
         Clayton Homes, Inc.                       Skyline Corp.
         Fleetwood Enterprises                     Southern Energy Homes
         Kit Manufacturing Co.

(2) The Industry Index was the MG Industry Group 0631 (formerly 052) - Manufactured Housing. The Company has chosen to use a company-selected peer issuer group that management believes is more representative of the manufactured home industry than the Industry Index, which includes non-manufacturers and omits major competitors.


          SALARY REVIEW COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Salary Review Committee consists of Messrs. Trexler, Holliday and Saltsman. Mr. Trexler is the Company's President and Chairman of the Board. Mr. Saltsman performed legal services for the Company during fiscal 1998 for which he was paid approximately $12,000 during fiscal 1998.

         Terry E. Trexler owns 100% of the stock of TLT, Inc. ("TLT") which develops, owns and manages manufactured home communities in Florida that cater to the retirement market. Sales to TLT and related manufactured home communities were $196,533 in fiscal 1998, or approximately .44% of net sales in 1998. Management of the Company anticipates that sales to TLT during fiscal 1999 will continue to decline as TLT's manufactured home communities are built out.

         TLT participates with other dealers that purchase homes from the Company in a volume bonus award program under which the Company offers a volume bonus award to dealers that purchase homes in excess of certain specified dollar amounts during a specified period. During the year ended October 31, 1998, volume bonus awards in the aggregate amount of $2,000 were paid to TLT.

         The Company provides certain accounting services to TLT at no charge in return for exclusive sales rights at TLT's manufactured home communities. The value of these services during the Company's last fiscal year was less than $60,000.


                              CERTAIN TRANSACTIONS

         For information concerning transactions between the Company and directors, officers or entities in which they have an interest, see "Salary Review Committee Interlocks and Insider Participation."


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Management of the Company has selected the firm of Pricewaterhouse-Coopers LLP, independent certified public accountants, as auditors to examine the books and accounts of the Company for the fiscal year ending November 6, 1999. Price Waterhouse was engaged by the Company on October 30, 1993.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with an opportunity to make statements if he so desires and to respond to appropriate questions by shareholders.

                              SHAREHOLDER PROPOSALS

         Any shareholder desiring to present a proposal to be included in the Company's proxy statement for the next annual meeting of the shareholders scheduled to be held at the end of February 2000, should submit a written copy of such proposal to the principal offices of the Company no later than October 7, 1999. Notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by the Company after December 21, 1999, and the persons named in proxies solicited by the Company's Board for its Annual Meeting of shareholders to be held in 2000 may exercise discretionary voting power with respect to any such proposal as to which Regency does not receive timely notice. Such proposals should be submitted by certified mail, return receipt requested.


                                  ANNUAL REPORT

         A copy of the Company's annual report for the fiscal year ended October 31, 1998, accompanies this proxy statement. Any shareholder who would like an additional copy of the annual report may obtain one by writing the Treasurer of the Company at Post Office Box 1659, Ocala, Florida 34478.


                                  OTHER MATTERS

         Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.


                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending proxy material to principals and obtaining their proxies.

         Shareholders are urged to specify their choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful and your cooperation will be appreciated.

Date: February 9, 1999

[X|     PLEASE MARK VOTES                                  REVOCABLE PROXY
        AS IN THIS EXAMPLE                               NOBILITY HOMES, INC.

                                                                                                                      With-  For all
                                                                                                                For   hold    Except

 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL            Proposal 1.  Election of Directors    |_|   |_|     |_|
 MEETING OF SHAREHOLDERS FEBRUARY 26, 1999                                              nominated by the
                                                                                        Board of Directors
                                                                                        (except as marked to the
                                                                                        contrary below):

    The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement appoints Terry E. Trexler and Jean
Etheredge, and each or either of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Nobility Homes, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on February 26, 1999 and at any and all adjournments thereof, in the manner specified.


                                                                                  Terry E. Trexler, Richard C. Barberie,
                                                                                  Robert P. Holliday, Robert P. Saltsman and
                                                                                  Thomas W. Trexler



                                                                           INSTRUCTION:  To withhold authority to vote for any
                                                                           individual nominee, mark "For All Except" and write that
                                                                           nominee's name in the space provided below.

                                                                           --------------------------------------------------------
                                                                             THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO
                                                                           DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION OF
                                                                           THE DIRECTORS.


                                                                             Should any other matters requiring a vote of the share-
                                                                           holders arise, the above named proxies are authorized
                                                                           to vote the same in accordance with their best judgment
                                                                           in the interest of the Company.  The Board of Directors
                                                                           is not aware of any matter which is to be presented
                                                                           for action at the meeting other than the matters set
                                                                           forth herein.


           Please be sure to sign and date      Date                          Please sign exactly as name appears hereon.  Joint
             This Proxy in the box below.                                  owners should each sign.  When signing as attorney,
------------------------------------------------------------------         executor, administrator, trustee or guardian, please give
                                                                           full title as such.
             Shareholder sign above        Co-holder (if any) sign
                                           above
------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                             Detach above card, sign, date and mail in postage paid envelope provided.
                                               NOBILITY HOMES, INC.
------------------------------------------------------------------------------------------------------------------------------------
                                               PLEASE ACT PROMPTLY
                                      SIGN, DATE & MAIL YOUR PROXY CARD TODAY
------------------------------------------------------------------------------------------------------------------------------------
